Exhibit 1.01 to Form SD

Church & Dwight Co., Inc.

Conflict Minerals Report for the Reporting Period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report (this “Report”) of Church & Dwight Co., Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2018 to December 31, 2018.

The Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products and any of the minerals specified in the Rule are necessary to the functionality or production of such products. The specified minerals, which the Company collectively refers to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite and certain of their derivatives. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain Conflict Minerals are necessary to the functionality or production of products that the Company contracts to manufacture.

This Report contains forward-looking statements that are made based on known events and circumstances at the time of this Report. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report, and those statements detailed under the heading “Future Improvements to Due Diligence Process.” These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the U.S. federal securities laws.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; and (ii) that were contracted to be manufactured by the Company during calendar year 2018.

These products, which are referred to in this Report collectively as the “Covered Products,” were identified by the Company’s internal global operations team, with input from the relevant component material vendors and contract manufacturers (collectively, “Suppliers”). The Covered Products identified are the following:

•	Battery-operated toothbrushes

•	Pregnancy test kits

•	Ovulation test kits

•	Vibrators

•	Water flossers

Approximately 11.5% of the Company’s consolidated net sales in 2018 were derived from the sale of Covered Products.

The Company’s RCOI and Due Diligence Process

The Company has in good faith conducted a reasonable country of origin inquiry regarding the Conflict Minerals. This country of origin inquiry was designed to determine whether any of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries and/or whether any of such Conflict Minerals may be from recycled or scrap sources. The Company determined that certain of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries. Accordingly, the Company also performed due diligence on the source and chain of custody of such Conflict Minerals. The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The Company’s due diligence process was led by the Company’s Law Department with input from representatives of the Company’s global operations, who provided subject matter expertise and managed the relationships with the Suppliers of the Covered Products.

The Company has adopted a Conflict Minerals Policy supplementing its previously existing policies regarding social responsibility. A copy of the Company’s Conflict Minerals Policy is publicly available at: https://churchdwight.com/responsibility/conflict-minerals-policy.aspx.

In addition, the Company has taken steps across its entire supply chain to support conflict free sourcing of Conflict Minerals. For example, the Company’s form purchasing terms and conditions include a representation and warranty that the products supplied do not contain any Conflict Minerals and a requirement that the Company be alerted should such representation change. The Company remains committed to ensuring that it is not sourcing Conflict Minerals that fund armed groups in the Covered Countries, and it expects all its suppliers to respect internationally recognized human rights, comply with all applicable laws and conduct their business ethically and responsibly. Any supplier found to be in violation is subject to corrective action potentially including termination of its business relationship with the Company.

As a “downstream company” in the metals supply chain, the Company is many tiers removed from smelters and refiners that process the metals found in its final products, and there may be many intervening third parties between the original sources of Conflict Minerals and the Company. The Company does not manufacture any of the Covered Products it sells, nor does it purchase Conflict Minerals directly from mines, smelters or refiners, so it must therefore rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing, including country of origin, of necessary Conflict Minerals in its products.

Accordingly, after having identified the relevant products, the Company, consistent with the OECD Guidance, requested that the Suppliers provide certifications (“Certifications”) confirming in writing that, either (i) the products did not contain Conflict Minerals or, (ii) if present in the product, such Conflict Minerals either (a) came from recycled or scrap sources, or (b) did not originate in the Covered Countries. The Company in turn, relied on its contract manufacturers to solicit responses from its sub-tier suppliers.

The Certifications received were reviewed for completeness and consistency of answers, and the Suppliers were required to provide corrections and clarifications where needed. For those Suppliers that provided incomplete information, or if further information was needed from a Supplier (for example, if the information received appeared incorrect), the Company requested further information/detail from such Suppliers. For those Suppliers that did not respond to the initial inquiry, the Company sent follow-up inquires to solicit their responses. In addition, the Company supplemented the responses received with information derived from alternate sources, including, but not limited to, e-mail communications and publicly available disclosures.

As of May 30, 2019, of the sixteen (16) Suppliers from which Certifications were requested:

•	Fourteen (14) Suppliers responded that either the products supplied did not contain Conflict Minerals or the Conflict Minerals did not originate in one of the Covered Countries;

•

One (1) Supplier (the “Reporting Supplier”) has publicly indicated that the products it supplies contained Conflict Minerals sourced from the Covered Countries (and not 100% from scrap or recycled sources); and

•	One (1) Supplier did not respond and/or did not provide sufficient information to properly report despite repeated requests.

The Reporting Supplier, itself an SEC reporting company subject to the Rule, completed a Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (CFSI CMRT) version 5.11 at the company level. The completed CFSI CMRT indicated that the Reporting Supplier was able to identify 100% of the smelters that it and its sub-tier suppliers used to manufacture all of the Reporting Supplier’s products (including those not supplied to the Company). The specific smelters identified by the Reporting Supplier are set forth on Annex I attached hereto.

Future Improvements to Due Diligence Process

The Company expects to continue to engage with its Suppliers to obtain current, accurate and complete information about their supply chain, including with respect to sub-tier suppliers, and to evaluate the Company’s due diligence measures to identify more efficient and effective means to obtain current, accurate and complete information about its supply chain. The Company will continue to refine its internal system to maintain and retrieve data from Suppliers regarding the products they supply (including by consolidating our due diligence practices and activities into a central conflict minerals management system) and to encourage more widespread adoption of robust supply chain practices on the part of the Suppliers in the future. In addition, the Company has begun to revise its current sourcing procedures in order to identify in advance those potential Suppliers that may source Conflict Minerals from one or more of the Covered Countries, as well as in such cases the status of applicable smelters. The Company intends to follow up with Suppliers that have not responded to its inquiries in a timely manner (with more frequent inquiries and reminders to such Suppliers of their contractual obligations to respond timely to such inquirers) and consider further action under its policy.

Annex I

Smelters Identified by Reporting Supplier

Metal	Smelter Name	Smelter Country	Smelter ID

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	Asahi Pretec Corp.	JAPAN	CID000082

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362

Gold	Dowa	JAPAN	CID000401

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425

Metal	Smelter Name	Smelter Country	Smelter ID

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Metal	Smelter Name	Smelter Country	Smelter ID

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	PAMP S.A.	SWITZERLAND	CID001352

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SAAMP	FRANCE	CID002761

Gold	Safimet S.p.A	ITALY	CID002973

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Metal	Smelter Name	Smelter Country	Smelter ID

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Metal	Smelter Name	Smelter Country	Smelter ID

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Metal	Smelter Name	Smelter Country	Smelter ID

Tin	PT Bukit Timah	INDONESIA	CID001428

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Yunnan Tin Company Limited	CHINA	CID002180

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	CV Dua Sekawan	INDONESIA	CID002592

Tin	CV Gita Pesona	INDONESIA	CID000306

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	CV Tiga Sekawan	INDONESIA	CID002593

Tin	CV United Smelting	INDONESIA	CID000315

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Tin	Fenix Metals	POLAND	CID000468

Tin	Minsur	PERU	CID001182

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Metal	Smelter Name	Smelter Country	Smelter ID

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Metallo Belgium N.V.	BELGIUM	CID002773

Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Bangka Serumpun	INDONESIA	CID003205

Tin	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421

Tin	PT DS Jaya Abadi	INDONESIA	CID001434

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438

Tin	PT Inti Stania Prima	INDONESIA	CID002530

Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Metal	Smelter Name	Smelter Country	Smelter ID

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Panca Mega Persada	INDONESIA	CID001457

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490

Tin	PT Tommy Utama	INDONESIA	CID001493

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Thaisarco	THAILAND	CID001898

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Metal	Smelter Name	Smelter Country	Smelter ID

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830